UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Matthews International Funds
………………………………………………………………………………………………

(Name of Registrant as Specified In Its Charter)

…………………….…………………………………………………………………………………

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______
2)	Form, Schedule or Registration Statement No.: ______
3)	Filing Party: ______
4)	Date Filed: ______

NPF Japan Fund Adjournment Script (ADJOURNMENT – IN FAVOR)

Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling regarding your investment in the The Japan Fund, a series of Nomura Partners Funds, Inc.. I would like to apologize for all the attention you have been receiving recently regarding your investment. However it is extremely important for you to consider the implications of Nomura Asset Management - the current advisor to your Fund - exiting the retail open-end mutual fund business. To ensure the continuation of business and avoid the possible tax consequences of potential fund liquidation, the Board is seeking approval of the charter amendment which will permit the tax free reorganization (merger) with Matthews Japan Fund.

Would you like to follow the Board’s Recommendation and vote IN FAVOR of this proposal to ensure the continuity of business and eliminate the tax consequences of a possible fund liquidation if the charter amendment is not approved?

(Pause For Response)

If we identify any additional accounts that you own with NPF Japan Fund before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

AVAILABLE REBUTTAL: (if anything but a vote in favor)

Sorry to hear that. However, not voting or voting against may be the same as approving the liquidation for which many shareholders may experience tax consequences and incur the transaction costs associated with the liquidation of your Fund’s assets.

The Board urges you to vote FOR the charter amendment proposal allowing a tax-free reorganization of your fund to take place.

Would you like to follow the Board’s Recommendation at this time?

(Review Voting Options with Shareholder If Necessary)

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-22-14
LEGAL_US_W # 79907267.1

Shareholder Services

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

Re: Nomura Partners Funds, Inc. – The Japan Fund

Dear Shareholder:

We have been trying to contact you regarding a very important matter pertaining to your investment in The Japan Fund. This matter pertains to an important initiative for The Japan Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at (877) 536-1556, extension 9135 between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Frederick M. Bonnell

Managing Director, Shareholder Services

REFERENCE NUMBER: 123456789

AST FUND SOLUTIONS 55 Challenger Road, 2nd Floor Ridgefield Park, NJ 07666● 1-800-217-0538	Global Resources Local Service Customized Solutions